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                                                                    Exhibit (j)

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 30 to the registration statement on Form N-1A ("Registration Statement") of our reports dated November 23, 2005, relating to the financial statements and financial highlights which appear in the September 30, 2005 Annual Reports to Shareholders of the Loomis Sayles Bond Fund, Loomis Sayles Fixed Income Fund, Loomis Sayles Global Bond Fund, Loomis Sayles High Income Opportunities Fund, Loomis Sayles Inflation Protected Securities Fund (formerly Loomis Sayles U.S. Government Securities Fund), Loomis Sayles Institutional High Income Fund, Loomis Sayles Intermediate Duration Fixed Income Fund, Loomis Sayles Investment Grade Fixed Income Fund, and Loomis Sayles Small Cap Value Fund, each a series of Loomis Sayles Funds I, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ PRICEWATERSHOUSE COOPERS LLP
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PricewaterhouseCoopers LLP
Boston, Massachusetts
January 26, 2006